Exhibit 99.1

TRAILER BRIDGE APPOINTS SEASONED SHIPPING EXECUTIVE

SCOTT W. FERNANDEZ AS CHIEF COMMERCIAL OFFICER

Jacksonville, FL – May 24, 2011 - Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today announced it has appointed Scott W. Fernandez as Chief Commercial Officer. Mr. Fernandez will be responsible for the Company’s sales and marketing efforts effective immediately, and be based out of the Company’s headquarters in Jacksonville, FL. He replaces Adam E. Gawrysh, Jr. who will leave the Company effective May 27, 2011.

Mr. Fernandez joins Trailer Bridge after a 24-year tenure with Horizon Lines LLC, where he most recently served as Vice President, Eastern Region & Puerto Rico Sales. In that capacity, he had management responsibility for Horizon’s core refrigerated and dry liner business in 37 states and the Puerto Rico-based sales teams, comprising a group of sales professionals that accounted for approximately one-third of this company’s annual transportation revenues.

Scott Fernandez began his career in 1982 sailing as a Deck Officer with Sun Oil Company. He joined Sea-Land Service, Inc. in 1987 and advanced into several leadership positions in both operations and sales. In 1999, Mr. Fernandez broadened his experience with sales and business development roles at supply chain solutions firm BridgePoint, Inc., a technology subsidiary of CSX. He returned to Horizon Lines LLC in 2001 as General Manager, Eastern Region Sales. In 2006, he was promoted to Project Manager, directing a company-wide process improvement initiative, followed by a promotion in 2008 to Vice President Coastwise Shipping/General Manager Eastern Region Sales. In 2010, Mr. Fernandez became Vice President, Eastern Region and Puerto Rico Sales. . Mr. Fernandez holds a Bachelor of Science in Marine Transportation from the State University of New York Maritime College at Fort Schuyler and a Master of Business Administration from Davis College of Business at Jacksonville University.

Ivy Suter, Trailer Bridge’s Chief Executive Officer, said, “We are excited to have Scott join the Trailer Bridge team. His experience and knowledge of the Puerto Rico and Dominican Republic markets, as well as his skills in process management, will be invaluable to Trailer Bridge. Scott’s appointment is a continuation of our efforts to build an impressive group of industry-savvy executives to grow Trailer Bridge’s position in our markets.”

About Trailer Bridge, Inc.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to cargo in those traffic lanes. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

Trailer Bridge, Inc. May 24, 2011	Page 2

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of changes in demand for transportation services offered by the Company, the Company’s ability to refinance its existing maturing debt, maintenance of its revolving credit facility, changes in rate levels for transportation services offered by the Company, changes in the cost of fuel, unfavorable outcomes from the United States Department of Justice (“DOJ”) investigation and related class or individual actions, economic recessions, de-listing from the Nasdaq stock exchange, equipment and driver condition and availability and severe weather as well the ability to retain and/or attract the necessary personnel and maintain necessary vendor relationships.

CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
Ivy Barton Suter		www.theequitygroup.com
Chief Executive Officer		Adam Prior (212) 836-9606
(800) 554 -1589
www.trailerbridge.com

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